Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 20, 2017, PTC Therapeutics, Inc. ("PTC" or the “Company”) completed its acquisition of all rights to EMFLAZA™ (deflazacort) (the “Transaction”) pursuant to an asset purchase agreement (the "Asset Purchase Agreement"), dated March 15, 2017, and amended on April 20, 2017, by and between the Company and Marathon Pharmaceuticals, LLC (now known as Complete Pharma Holdings, LLC) (“Marathon”), for total upfront consideration comprised of $75.0 million in cash and 6,683,598 shares of the Company’s common stock, which was determined by dividing $65.0 million by the volume weighted average price per share of the Company’s common stock on the Nasdaq Stock Market for the 15 trading-day period ending on the third trading day immediately preceding the closing. The assets (the "Assets") acquired by the Company in the Transaction include intellectual property rights related to EMFLAZA, inventories of EMFLAZA, certain contractual rights to EMFLAZA, and certain other assets related to EMFLAZA in addition to assuming certain liabilities and obligations, including contractual obligations and various other liabilities and obligations arising out of, or relating to, the Assets. Marathon will be entitled to receive contingent payments from the Company based on annual net sales of EMFLAZA beginning in 2018, up to a specified aggregate maximum amount for such payments, and a single $50.0 million sales-based milestone payment, in each case subject to the terms and conditions of the Asset Purchase Agreement.

The Company expects to account for the Transaction as an asset acquisition pursuant to the adoption of the recently issued guidance in Accounting Standards Update (ASU) No. 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business." Under ASU No. 2017-01, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set of transferred assets is not a business. The Company has determined that substantially all of the fair value of the Transaction is related to the rights to EMFLAZA and meets the threshold for applying asset acquisition accounting treatment.

The following unaudited pro forma combined financial statements were prepared in accordance with Article 11 of the Securities and Exchange Commission's ("SEC") Regulation S-X and reflect adjustments to the extent they are directly attributable to the acquisition, factually supportable, expected to have a continuing impact and, for balance sheet purposes, are nonrecurring. The unaudited pro forma combined financial statements present the combination of the historical consolidated financial statements of the Company and stand-alone financial statements pertaining to EMFLAZA (the "Emflaza Business") which have been derived from Marathon's accounting records adjusted to give effect to the April 20, 2017 acquisition of EMFLAZA by the Company. The unaudited pro forma combined balance sheet as of March 31, 2017 combines the unaudited historical consolidated balance sheet of the Company and the unaudited historical balance sheet of the Emflaza Business as of March 31, 2017, giving effect to the Transaction as if it had occurred on March 31, 2017. The unaudited pro forma combined statements of operations for the year ended December 31, 2016 and for the period ended March 31, 2017 combine the audited historical consolidated statement of operations of the Company and the audited historical statement of operations of the Emflaza Business for the year ended December 31, 2016, and the unaudited historical consolidated statement of operations of the Company and the unaudited historical statement of operations of the Emflaza Business for the period ended March 31, 2017, giving effect to the Transaction as if it had occurred on January 1, 2016.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of what the financial position or results of operations would have been had the Transaction occurred on the dates indicated. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the financial position or results of operations for any future periods.

The "Historical PTC" column in the unaudited pro forma combined financial statements reflects the Company's historical financial statements as of and for the period ended March 31, 2017 and historical statement of operations for the year ended December 31, 2016 and does not reflect any adjustments related to the Transaction.

The "Historical Emflaza" column in the unaudited pro forma combined financial statements reflects the Emflaza Business' historical financial statements as of and for the period ended March 31, 2017 and historical statement of operations for the year ended December 31, 2016 and does not reflect any adjustments related to the Transaction.

The "Pro Forma Adjustments" are based on the Company's assumptions and estimates that the Company believes are reasonable and which are described in the accompanying notes to the unaudited pro forma combined financial statements.

PTC Therapeutics, Inc.
Unaudited Pro Forma Combined Balance Sheet
In thousands

	March 31, 2017
	Historical PTC	Historical Emflaza	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$54,106	$—	$—		$54,106
Marketable securities	148,471	—	(75,000)	(A)	73,471
Inventory	1,354	232	1,451	(B)	3,037
Prepaid expenses and other current assets	4,623	1,356	(1,356)	(C)	4,623
Trade receivables, net	32,173	—	—		32,173
Total current assets	240,727	1,588	(74,905)		167,410
Fixed assets, net	7,059	445	(445)	(C)	7,059
Intangible assets, net	—	1,952	147,979	(C), (D)	149,931
Deposits and other assets	859	127	(127)	(C)	859
Total assets	$248,645	$4,112	$72,502		$325,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$45,153	$6,205	$(4,781)	(C), (E)	$46,577
Other current liabilities	265	—	—		265
Total current liabilities	45,418	6,205	(4,781)		46,842
Deferred revenue - long-term	2,194	—	—		2,194
Long-term debt	99,895	—	—		99,895
Other long-term liabilities	311	402	(402)	(C)	311
Total liabilities	147,818	6,607	(5,183)		149,242

Stockholders’ equity:
Common stock	34	—	7	(A)	41
Additional paid-in capital	865,834	—	75,183	(A)	941,017
Accumulated other comprehensive loss	(876)	—	—		(876)
Accumulated deficit	(764,165)	(2,495)	2,495	(C)	(764,165)
Total stockholders’ equity	100,827	(2,495)	77,685		176,017
Total liabilities and stockholders’ equity	$248,645	$4,112	$72,502		$325,259

See accompanying unaudited notes.

PTC Therapeutics, Inc.
Unaudited Pro Forma Combined Statement of Operations
In thousands (except per share data)

	Year ended December 31, 2016
	Historical PTC	Historical Emflaza	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Net product revenue	$81,447	$—	$—		$81,447
Collaboration and grant revenue	1,258	—	—		1,258
Total revenues	82,705	—	—		82,705
Operating expenses:
Research and development	117,633	19,781	(6,824)	(F)	130,590
Selling, general and administrative	97,130	22,539	12,734	(G), (H)	132,403
Total operating expenses	214,763	42,320	5,910		262,993
Loss from operations	(132,058)	(42,320)	(5,910)		(180,288)
Interest expense, net	(8,276)	—	—		(8,276)
Other expense, net	(1,207)	—	—		(1,207)
Loss before income tax expense	(141,541)	(42,320)	(5,910)		(189,771)
Income tax expense	(569)	—	—		(569)
Net loss attributable to common stockholders	$(142,110)	$(42,320)	$(5,910)		$(190,340)

Weighted-average shares outstanding:
Basic and diluted (in shares)	34,044,584		6,683,598	(A)	40,728,182
Net loss per share—basic and diluted (in dollars per share)	$(4.17)				$(4.67)

See accompanying unaudited notes.

PTC Therapeutics, Inc.
Unaudited Pro Forma Combined Statement of Operations
In thousands (except per share data)

	Three months ended March 31, 2017
	Historical PTC	Historical Emflaza	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Net product revenue	$26,442	$—	$—		$26,442
Collaboration and grant revenue	105	—	—		105
Total revenues	26,547	—	—		26,547
Operating expenses:
Cost of product sales	39	—	—		39
Research and development	27,363	7,463	(4,227)	(F)	30,599
Selling, general and administrative	25,500	12,844	(24)	(G), (H)	38,320
Total operating expenses	52,902	20,307	(4,251)		68,958
Loss from operations	(26,355)	(20,307)	4,251		(42,411)
Interest expense, net	(2,219)	—	—		(2,219)
Other expense, net	(318)	—	—		(318)
Loss before income tax expense	(28,892)	(20,307)	4,251		(44,948)
Income tax expense	(165)	—	—		(165)
Net loss attributable to common stockholders	$(29,057)	$(20,307)	$4,251		$(45,113)

Weighted-average shares outstanding:
Basic and diluted (in shares)	34,305,948		6,683,598	(A)	40,989,546
Net loss per share—basic and diluted (in dollars per share)	$(0.85)				$(1.10)

See accompanying unaudited notes.

PTC Therapeutics, Inc.
Notes to Unaudited Pro Forma Combined Financial Statements
In thousands (except per share data unless otherwise noted)

1.	Preliminary estimate of consideration transferred

The following is a preliminary estimate of the components of the consideration transferred as part of the acquisition:

Cash consideration (upfront payment to Marathon)	$75,000
Fair value of PTC common stock issued to Marathon (6,683,598 shares)	75,190
Acquisition costs	1,424
Total preliminary consideration transferred	$151,614

2.	Purchase price

The following is a summary of the preliminary allocation of the purchase price reconciled to the estimate of net consideration transferred. The purchase price allocation assumes that the acquisition occurred on March 31, 2017:

Purchase price	$151,614

Total fair value of tangible assets acquired and liabilities assumed:
Inventory	1,683
EMFLAZA rights	$149,931

3.	Reclassifications to unaudited pro forma combined financial statements

For purposes of the unaudited pro forma combined financial statements, the following captions from the Emflaza Business' historical balance sheet, which is included in Exhibit 99.3 of this filing, have been reclassified to conform to the presentation of the Company:

•	$4.1 million from "accounts payable", $1.0 million from "accrued compensation" and $1.1 million from "accrued expenses" was reclassified into "accounts payable and accrued expenses."

For purposes of the unaudited pro forma combined financial statements, the following captions from the Emflaza Business' historical statement of operations for the year ended December 31, 2016, which is included in Exhibit 99.2 of this filing, have been reclassified to conform to the presentation of the Company:

•	$6.8 million from "salaries and benefits" and $0.05 million from "depreciation" was reclassified into "research and development" expense.

•	$8.6 million from "salaries and benefits", $7.4 million from "selling and distribution" and $0.07 million from "depreciation" was reclassified into "selling, general, and administrative" expense.
For purposes of the unaudited pro forma combined financial statements, the following captions from the Emflaza Business' historical statement of operations for the period ended March 31, 2017, which is included in Exhibit 99.3 of this filing, have been reclassified to conform to the presentation of the Company:

•	$4.2 million from "salaries and benefits" and $0.02 million from "depreciation and amortization" was reclassified into "research and development" expense.

•
$5.4 million from "salaries and benefits", $4.2 million from "selling and distribution" and $0.08 million from "depreciation and amortization" was reclassified into "selling, general, and administrative" expense.

4.	Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial statements:

A.
Reflects the adjustment to record the upfront cash payment to Marathon of $75.0 million and the issuance of 6,683,598 shares of common stock of the Company transferred to Marathon at the close of the acquisition valued at $75.2 million.

B.	Reflects the adjustment to the historical inventory acquired by the Company to its estimated fair value based on the preliminary purchase price allocation (see Note 2).

C.	Reflects the adjustment to record the removal of the assets and liabilities allocated to the Emflaza Business that were not acquired by PTC as part of the Transaction.

D.
Reflects the adjustment to record the intangible asset related to the EMFLAZA product rights based on the allocation of the purchase price as if the Transaction had occurred on March 31, 2017 (see Note 2).

E.	Reflects the adjustment to record unpaid transaction costs directly related to the asset acquisition of $1.4 million in accounts payable and accrued expenses.

F.
Reflects the adjustment to remove employee compensation costs and depreciation expense recorded in "research and development" expense in the "Historical Emflaza" column due to no assembled workforce or property, plant, or equipment being included as part of the Acquired Assets.

G.
Reflects the adjustment to remove employee compensation costs and depreciation expense recorded in "selling, general, and administrative" expense in the "Historical Emflaza" column due to no assembled workforce or property, plant, or equipment being included as part of the Acquired Assets.

H.
Reflects the adjustment to record the historical intangible asset acquired by the Company to their estimated fair values. The following table summarizes the estimated fair value of the Emflaza Business' identifiable intangible asset and the estimated useful life and uses a straight line method of amortization:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense	Period ended March 31, 2017 Amortization Expense
EMFLAZA rights	$149,931	7.0	$21,419	$5,355

Pro forma adjustments			$21,419	$5,355